                          CONFIDENTIAL TREATMENT REQUESTED


                                DEVELOPMENT AGREEMENT


     THIS AGREEMENT is made as of this 31 day of October, 1997, by and between SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation with offices located at 1201 S. Collegeville Road, Collegeville, PA 19426 ("SBCL"), and ActaMed Corporation, a Georgia corporation with offices located at 7000 Central Parkway, Suite 600, Atlanta, GA 30328 ("ACTAMED").

     WHEREAS, ACTAMED has expertise in software development, installation and implementation, systems analysis and design, data processing and computer programming;

     WHEREAS, ACTAMED employs a staff of qualified technical personnel whose services ACTAMED is willing to provide to SBCL on a temporary or project basis;

     WHEREAS, SBCL desires to have ACTAMED provide certain services and personnel to SBCL for the project described in the attached Statement of Work; and

     WHEREAS, the parties desire to agree upon the terms and conditions under which ACTAMED may provide such services and personnel to SBCL.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings and shall include the plural as well as the singular:

     "Affiliate" means any corporation or other entity which controls, is controlled by, or is under common control with SBCL, and any joint venture or partnership in which SBCL is a partner or joint venturer, or any other entity in which SBCL has an interest and to which it supplies or receives information processing services. A corporation or other entity shall be deemed to control another corporation or entity if it owns, directly or indirectly, more than fifty percent (50%) of the voting shares or other interest, or has the power to elect more than half the directors, of such other corporation or entity.

     "Confidential Information" means any and all proprietary information disclosed or made available by a party hereto to the other party in the course of performing hereunder, whether in written, oral, magnetic, photographic, optical or other form and whether now existing or hereafter created, including, without limitation, all trade secrets, know-how, information systems, technology, data, computer programs, processes, methods, operational procedures, plans, strategies or results, and other information of a similar nature that is not generally disclosed by such party to the public.

Confidential Information shall not include any information which (a) is proven by written evidence to have been in a receiving party's possession prior to disclosure by the other party; (b) is received from a third party having the right to disclose such information; (c) is or hereafter becomes public knowledge through no act or fault of a receiving party; or (d) is proven by written evidence to have been independently developed by a receiving party without access to the Confidential Information of the other party.

     "Deliverables" means all Software, Documentation and other materials developed for or delivered to SBCL by ACTAMED under this Agreement and described in a Statement of Work.

     "Derivative Work" means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, translated or adapted, and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement.

     "Documentation" means manuals (e.g., user, utility reference and language reference) and other written materials that relate to particular Software, including materials useful for the operation of the Software by a user, and information (e.g., data flows, data structures, control logic, flow diagrams, and principles of operation) useful for design, modification and maintenance of the source code by a programmer. Documentation also shall include any Maintenance Modifications or Enhancements thereto created by ACTAMED from time to time, and such additional materials as may be described in a Statement of Work.

     "Enhancements" means changes or additions, other than Maintenance Modifications, to Software and related Documentation, including all new releases, that improve functions, add new functions, or significantly improve performance by changes in system design or coding.

     "Error" means any error, problem, or defect resulting from (a) an incorrect functioning of Software, or (b) an incorrect or incomplete statement of diagram in Documentation, if such an error, problem or defect renders the Software inoperable, causes the Software to fail to meet the Specifications thereof, causes the Documentation to be inaccurate or incomplete in any material respect, causes incorrect results or causes incorrect functions to occur when any such materials are used.

     "Maintenance Modifications" means any modifications or revisions, other than Enhancements, to Software or Documentation that correct Errors, support new releases of the operating systems with which the Software is designed to operate, support new input/output devices or provide other incidental updates and corrections.

     "Services" means the software development, design, analysis, data processing, computer programming, consulting, training and/or such other services and duties to be provided to SBCL under this Agreement and described in a Statement of Work.


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     "Software" means computer programming code, including updates and revisions thereto, which conform to the Specifications and includes both object code
(i.e., machine-readable) and source code (i.e., human-readable), and associated procedural code, all as more fully described in a Statement of Work. Software also shall include any Maintenance Modifications and Enhancements thereto created by ACTAMED from time to time.

     "Specifications" means the description of the design, operating procedures, performance, functions and other requirements for the Software set forth in a Statement of Work.

     "Statement of Work" or "SOW" means a written instrument in substantially the form of Exhibit A attached hereto which is signed on behalf of both parties by their authorized representatives.

                                      ARTICLE II
                                       SERVICES

     2.1 SERVICES. SBCL hereby retains ACTAMED to provide the Services and Deliverables, and ACTAMED hereby agrees to provide the Services and Deliverables, in the manner described in this Agreement and in Statements of Work issued from time to time hereunder. The Services and Deliverables shall conform to the Specifications set forth in the applicable SOW.

     2.2 SCHEDULE; LOCATION. SBCL, at its own expense, shall furnish to ACTAMED access to appropriate computer personnel, as well as all relevant Documentation, Specifications and source code in its possession and necessary for ACTAMED to provide the Services and Deliverables. ACTAMED will provide the Services and deliver the Deliverables on or before the dates (the "Schedule") and at the location(s) set forth in a SOW. Delivery of any intermediate Deliverables, or status reports thereon, also shall be on the dates specified in the Schedule. No variation or modification shall be made to the Schedule without the prior written consent of SBCL and ACTAMED.

     2.3   Personnel.

           (a) ACTAMED shall provide fully trained, competent and skilled personnel for performance of the Services.

           (b) Promptly upon execution of this Agreement, each party shall notify the other party of the name, business address and telephone number of its Contract Administrator. The Contract Administrators of each party shall be responsible for arranging all meetings, visits and consultations between the parties that are of a nontechnical nature. The Contract Administrator also shall be responsible for receiving all notices under this Agreement and for all administrative matters such as invoices, payments and amendments.

           (c) Each SOW shall state the name, business address and telephone number of the Project Managers for each party. The Project Managers of each party designated for a particular


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SOW shall, with respect to such SOW, be responsible for technical and performance matters, and the delivery, receipt and acceptance of the Deliverables and technical information.

     2.4 PROGRESS REPORTS AND MEETINGS. At either party's reasonable written request from time to time during the performance of this Agreement, but at least once each month, and at no additional cost, the Project Managers and any other personnel either party may designate shall meet to review the progress of the project described in a particular SOW. At each such meeting, ACTAMED shall provide SBCL with a written status report, which shall include but not be limited to, any problem that, in ACTAMED's reasonable judgment, might cause any increase in the budgeted costs for such project or adversely affect ACTAMED's ability to meet the Schedule or the Specifications.

     2.5   Change Order Procedures.

           (a) REQUIREMENT OF CHANGE ORDERS. All changes, modifications and additions to the obligations of either party under this Agreement or any SOW requires a written change order (a "Change Order"). Either party may initiate a Change Order by submitting a written request for a Change Order to the other party along with an explanation of reasons as to why such a modification is desirable or necessary.

           (b)   CHANGE ORDER CONTENTS.  All Change Orders must contain:

                 (i) a description of any additional work to be performed and/or changes to the performance required of either party, including the estimated number and skill level of personnel necessary to make such changes and/or additions and the availability of such personnel over the ensuing period;

                 (ii) a statement of the impact of the work or changes on the Services, Deliverables, Schedule, costs or other requirements of this Agreement or a SOW;

                 (iii) acceptance test procedures for such work, if applicable; and

                 (iv) signatures of duly authorized individuals of each party.

           (c) ACCEPTANCE OF CHANGE ORDER. Within ten (10) days of the submission of a Change Order request from one party to the other, the receiving party shall notify the other party of its acceptance or rejection. SBCL may, in its sole discretion, reject any Change Order requested by ACTAMED. ACTAMED may not decline to accept any Change Order requested by SBCL that, together with any prior accepted Change Orders, do not substantially affect the nature of the Deliverables, their performance or functionality, and does not change the Schedule by more than two man day or dollar amounts by more than 2%.

     2.6 CONTROLLING DOCUMENT. In the event any provision contained in this Agreement conflicts with any part of a SOW, the provision set forth in the SOW shall take precedence.


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                                     ARTICLE III
                          COMPENSATION; PAYMENT AND EXPENSES

     3.1 COMPENSATION. Amounts and method of payment for all Services and Deliverables to be provided under this Agreement shall be set forth in each SOW.

     3.2 PAYMENT. Unless otherwise specified in the applicable SOW, (a) ACTAMED shall submit invoices to SBCL for payment for Services and Deliverables within thirty (30) calendar days after the close of each month during which Services were rendered and/or Deliverables were delivered to SBCL; and (b) all undisputed invoices shall be due and payable within [*] days of SBCL's receipt of such invoice and acceptance of the Services and/or Deliverables. All invoices shall specifically refer to the applicable SOW, indicate the period of performance and provide reasonable detail with respect to the Services and Deliverables to which they relate, including, if applicable, time and labor spent in providing the Services, cost of materials and travel and living expenses. Supporting documentation called for by SBCL's standard reimbursement policies shall accompany any such invoice. Payment in accordance with these terms shall represent full and complete compensation for all Services and Deliverables provided pursuant hereto, and for any inventions, improvements, copyrights, patent rights and other intellectual property rights assigned, as more fully set forth below.

     3.3 RECORDS AND AUDITS. ACTAMED shall maintain complete and accurate accounting records in accordance with sound accounting practices to substantiate ACTAMED's charges and shall preserve such records for a period of at least [*] after completion of the pertinent work. SBCL shall have access to such records for purposes of audit, either through its own representatives or through an accounting firm selected and paid by SBCL. Any such review of ACTAMED's records shall be conducted at reasonable times during business hours, and no more than twice annually.

     3.4 TAXES. ACTAMED assumes all responsibility and liability for the payment of any federal, state, or local income taxes due on money received from SBCL hereunder, and shall be responsible for all employment taxes and withholding with respect to its employees and contractors.

     3.5 EXPENSES. Except as otherwise agreed by SBCL in writing, ACTAMED shall bear all of its own expenses arising from performance of its obligations under this Agreement and each SOW, including, without limitation, expenses for transportation, living facilities, work spaces, utilities, management, clerical and reproduction services, supplies, and the like.

                                      ARTICLE IV
                         DELIVERY; ACCEPTANCE AND MAINTENANCE

     4.1 DELIVERY. ACTAMED shall deliver all Deliverables for testing and acceptance in the manner set forth in the applicable SOW.


[*] Confidential Treatment Requested

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     4.2   TESTING.

           (a) Upon receipt of the Deliverables, SBCL shall test the Deliverables to determine whether they meet the Specifications and any other requirements set forth in the SOW.

           (b) Unless otherwise specified in the applicable SOW, such testing shall be conducted in accordance with the following testing procedures and criteria:

                 (i) SBCL will notify ACTAMED, in writing, that it is accepting or rejecting the Deliverables within thirty (30) days after receipt. Any notice of rejection shall set forth the grounds for rejection. ACTAMED shall use its best efforts to remedy any failures of the Deliverables to meet the Specifications, and shall deliver corrected Deliverables to SBCL as soon as possible.

                 (ii) Upon receipt of corrected Deliverables, SBCL shall have [*] within which to test them and inform ACTAMED of its acceptance or rejection.

     This procedure may be repeated any number of times; PROVIDED, HOWEVER, that if SBCL detects errors in the Deliverables or the Deliverables fail to meet the Specifications, SBCL may withhold payment under the applicable SOW until the errors in the Deliverables are corrected or the Deliverables meet the Specifications.

           (c) If SBCL detects errors in the Deliverables or the Deliverables fail to meet the Specifications after it has tested them twice, SBCL shall thereafter have, until it accepts the Deliverables, the right to terminate this Agreement or the applicable SOW upon written notice to ACTAMED. Upon such termination, ACTAMED shall retain all payments SBCL has made to it up to the date of termination, SBCL shall retain all Deliverables received by such date, and SBCL shall have no further obligations to pay any amounts to ACTAMED under this Agreement.

     4.3 ACCEPTANCE. If SBCL does not detect any Errors or any failure of the Deliverables to meet the Specifications after a performance of the tests described in Section 4.2, SBCL shall accept the Deliverables by issuing a written confirmation of acceptance to ACTAMED, which shall be effective as of the date of successful completion of the tests.

                                      ARTICLE V
                            OWNERSHIP AND CONFIDENTIALITY

     5.1   OWNERSHIP OF WORK PRODUCT BY SBCL.

           (a) SBCL and ACTAMED agree that any Deliverables prepared under this Agreement, including modifications to software owned by ACTAMED, and ownership of all intellectual property rights, including but not limited to copyrights and all renewals and extensions thereof, in such works shall [*]. SBCL and ACTAMED agree to and hereby grant, transfer and assign such right, title and interest in the Deliverables, including patents, copyrights and trade secrets for purposes of, and to the extent necessary and


[*] Confidential Treatment Requested

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consistent with this Section 5.1(a).  From time to time SBCL and ACTAMED, and their respective officers, employees, contractors, representatives and agents, shall confirm the foregoing assignment by execution and delivery of such assignments, confirmations or other written instruments as may be reasonably requested by the other party in order to vest each party with the rights mentioned in this Section 5.1(a). ACTAMED shall obtain appropriate assignments, covenants and obligations from its officers, employees, representatives, agents and any contractors hired to carry out its obligations under this Agreement prior to their performance under any SOW to ensure SBCL and ACTAMED may own the rights specified in this Section 5.1(a).

           (b) ACTAMED agrees that it shall not, directly or indirectly, produce, develop or participate in the production or development of any work, materials documentation or software similar to any Deliverable or Specification, or utilize any techniques, methods or know-how relating to the aforementioned items, for the period beginning as of the date hereof and ending on the date on which the last phase any Deliverable was scheduled under an SOW to be delivered to SBCL for testing and acceptance, or the date the last phase any such Deliverable was actually delivered to SBCL for testing and acceptance, whichever is later; PROVIDED, HOWEVER, nothing contained in this Section 5.1(b) shall prohibit ACTAMED from purchasing any work, documentation or software similar in function or purpose to any of the Deliverables or Specifications that is produced or developed independently by a third party without access, reference or knowledge of the Deliverables, Specifications or any other SBCL Confidential Information. SBCL reserves the right to audit and inspect any work, materials, documentation or software developed or purchased by ACTAMED at any time that is similar to any Deliverable or Specification for purposes of ensuring compliance with the confidentiality provisions of this Agreement.

           (c) ACTAMED agrees that if, during [*] beginning with the date on which the last phase of any Deliverable was scheduled under SOW No. 1 to be delivered to SBCL for testing and acceptance, or the date the last phase of any such Deliverable was actually delivered to SBCL for testing and acceptance, whichever is later, ACTAMED, directly or indirectly, produces, develops or participates in the production or development of any laboratory test ordering and result reporting software, ACTAMED will not permit any software engineer, designer or similar person (whether an employee or independent contractor) that participated in the production or development of the Services or Deliverables or who otherwise had access to SBCL Confidential Information to participate, directly or indirectly, in such production or development.

           (d) Notwithstanding anything to the contrary in this Agreement, both SBCL and ACTAMED agree not to exercise or to authorize any other party to exercise any of SBCL's or ACTAMED's ownership rights or privileges with respect to any of the Deliverables, including without limitation, the right to use, license, sell, deliver, transfer or incorporate such Deliverables into any other product for any reason without the prior written consent of the other party. Neither party shall have any obligation to give their consent for purposes of this Section 5.1(d).

           (e) SBCL and ACTAMED agree not to reveal any Deliverable, in whole or in part, to anyone outside of ACTAMED or SBCL without the prior written consent of the other party, or to any officer, employee, contractor, representative or agent of ACTAMED or SBCL who is not


[*] Confidential Treatment Requested

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covered by the restrictions on confidentiality and use contained herein.
ACTAMED further agrees not to use, sell, deliver, transfer or reveal any Specification, in whole or in part, to anyone outside of ACTAMED without SBCL's prior written consent, or to any officer, employee, contractor, representative or agent of ACTAMED who is not covered by the restrictions on confidentiality and use contained herein.

     5.2   PREEXISTING WORKS.

           (a) In the event that any Deliverable or part thereof constitutes a Derivative Work of any preexisting works owned by either party, or in the event either party requires the other party's preexisting works in order to perform under this Agreement, each party hereby grants to the other party and its Affiliates a non-exclusive, worldwide, royalty-free right and license to use, execute, reproduce, display, perform and distribute internally such preexisting works for the sole and limited purpose of developing the Deliverables and performing the Services in accordance with this Agreement. All rights not granted herein are specifically reserved. For purposes of this
Section 5.2, "preexisting works" shall include, but not be limited to, the Specifications (including the specifications for the [*] and [*] systems) and "SBCL SCAN" software, in the case of SBCL, and the "Provider Link" software, in the case of ACTAMED.

           (b) In the event that any Deliverable or part thereof constitutes a Derivative Work of preexisting works not owned by SBCL or ACTAMED, SBCL or ACTAMED, as the case may be, shall ensure that the other party and its Affiliates have a non-exclusive, worldwide, royalty-free right and license to use, execute, reproduce, display, perform and distribute internally such preexisting works for the sole and limited purpose of developing the Deliverables and performing the Services in accordance with this Agreement.
SBCL and ACTAMED each agree to notify the other party in writing of any pre-existing work, or portion thereof, which either or them does not own prior to the incorporation of such pre-existing work in the Deliverables. Such notice shall identify: (i) the pre-existing work which is not owned, (ii) the owner of such pre-existing work, (iii) SBCL's or ACTAMED's, as the case may be, right to use such pre-existing work, (iv) the nature of SBCL's or ACTAMED's right to grant to the other party the license contemplated herein, and (v) it shall grant the other party the aforesaid rights and license.

     5.3   OBLIGATION OF CONFIDENTIALITY.

           (a) SBCL and ACTAMED each acknowledge and agree that during the term of this Agreement, they shall have access to certain Confidential Information of the other party. SBCL and ACTAMED each agree to keep such Confidential Information in strict confidence and shall not disclose it to any person, firm, partnership or corporation other than to its officers, employees, contractors, representatives and agents who have a need to know such information in order to perform hereunder or under a SOW, nor use the same for any purpose other than performance hereunder or under a SOW. SBCL and ACTAMED, respectively, shall advise all officers, employees, contractors, representatives and agents with access to the other party's Confidential Information of the confidentiality obligations with respect thereto under this Agreement. Notwithstanding the foregoing, SBCL and ACTAMED shall be and remain liable and responsible


[*] Confidential Treatment Requested

                                         -8-
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for the confidentiality obligations of their respective officers, employees, contractors, representatives and agents. In addition to the foregoing, SBCL and ACTAMED shall protect and safeguard the other party's Confidential Information by using the same degree of care, but no less than a reasonable degree of care to prevent the unauthorized use, dissemination or publication of such Confidential Information as they each use to protect their own confidential or proprietary information of a like nature. Upon request by the other party, SBCL and ACTAMED shall require any or all of its officers, employees, contractors, representatives and agents to sign a confidentiality agreement prepared by the other party and approved by SBCL or ACTAMED, as the case may be, which affirms such officers, employees, contractors, representatives or agents obligations in regards to the Confidential Information.

           (b) SBCL and ACTAMED each acknowledge and agree that the terms and conditions with respect to confidentiality are reasonable and necessary for the protection of each of the party's Confidential Information and to prevent damage or loss to the other party. SBCL and ACTAMED further agree that any breach or threatened breach of such provisions will cause the other party irreparable harm for which there is no adequate remedy at law. Therefore, SBCL and ACTAMED each agree that the nondisclosing party shall be entitled, in addition to any other remedies available, to injunctive or other equitable relief to require specific performance or to prevent a breach of the foregoing confidentiality provisions.

           (c) Upon the breach of any provision, early termination or completion of this Agreement or any SOW, SBCL and ACTAMED each agree to cease all use and make no further use of the Confidential Information disclosed to it by the other party and shall, upon the written request of the other party, promptly return all such Confidential Information, including any copies used or distributed to any of its officers, employees, contractors, representatives and agents, and retain no copies.

           (d) The confidentiality obligations of this Section 5.3 shall survive termination of this Agreement.

                                      ARTICLE VI
                            REPRESENTATIONS AND WARRANTIES

     6.1   WARRANTY OF TITLE AND NONINFRINGEMENT.

           (a)   ACTAMED represents and warrants to SBCL that:

                 (i) unless ACTAMED provides SBCL with advance written notice to the contrary in accordance with Section 5.2(b), ACTAMED is and will be the sole author of all works used by ACTAMED in preparing any and all Deliverables;

                 (ii) ACTAMED shall require all officers, employees, contractors, representatives and agents who provide Services or Deliverables hereunder to assign to ACTAMED all intellectual property rights created or arising in the performance of the Services and Deliverables for purposes consistent with Article V;


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

                 (iii) ACTAMED has and will have full and sufficient right to assign or grant the rights granted pursuant to this Agreement, free and clear of any liens, claims or encumbrances; and

                 (iv) none of the Deliverables infringe any patents, copyrights, trademarks, or other intellectual property rights (including trade secrets), privacy or similar rights of any third party, nor has any claim of such infringement been threatened or asserted.

           (b)   SBCL represents and warrants to ACTAMED that:

                 (i) SBCL has and will have full and sufficient right to assign or grant the rights granted pursuant to this Agreement, free and clear of any liens, claims or encumbrances; and

                 (ii) none of the Specifications, software and any other materials provided to ActaMed by SBCL hereunder infringe any patents, copyrights, trademarks, or other intellectual property rights (including trade secrets), privacy or similar rights of any third party, nor has any claim of such infringement been threatened or asserted.

     6.2 WARRANTIES OF CONFORMITY, PERFORMANCE AND COMPLIANCE. ACTAMED represents and warrants to SBCL that:

           (a) all Services and Deliverables shall be performed or provided in a workmanlike manner and with professional diligence and skill;

           (b) no portion of the Software contains any unauthorized code such as a virus, Trojan horse, worm or other software routine or hardware component designed to permit unauthorized access to disable, erase or otherwise harm the Software, hardware, or data automatically, with the passage of time or under the control of a person other than SBCL; and

           (c) the Software includes acceptable Specifications so that any or all such Software and any related hardware will not abruptly end or provide invalid or incorrect results during the operation of SBCL's business due to issues related to Year 2000 compliance. "Year 2000 compliance" requires that the Specifications of the Software and related hardware include, but not be limited to: date data century recognition, calculations that accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century. The Software and related hardware shall be used by SBCL prior to, during and after the calendar year 2000. The Specifications of the Software and related hardware to ensure Year 2000 compliance shall be supplied by ACTAMED at no additional cost to SBCL.

     6.3 AVOIDANCE OF INFRINGEMENT. In performing Services under this Agreement, ACTAMED agrees to avoid designing or developing any items that infringe any patents, copyrights or other intellectual property rights of any third party. If SBCL or ACTAMED becomes aware of any such possible infringement in the course of performing work under any SOW issued hereunder, SBCL or ACTAMED, as the case may be, shall immediately so notify the other party in writing.


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     6.4   INDEMNIFICATION.

           (a) SBCL and ACTAMED, respectively, shall indemnify and hold the other party harmless from and against all loss, liability, costs, charges, claims or damages to any persons or property, arising out of this Agreement, a SOW or the provision of the Services or Deliverables where caused by its own fault or negligence, or the fault or negligence of its officers, employees, contractors, representatives or agents. SBCL and ACTAMED also shall indemnify and hold the other party harmless from and against all loss, liability, costs, charges, claims or damages which may arise as a consequence of or grow out of any injury, illness or death of its officers, employees, contractors, representatives or agents who are engaged in the performance of the Services under this Agreement or a SOW.

           (b) ACTAMED shall defend or settle, at its own expense, any and all suits, actions, proceedings or claims against SBCL charging that any part of the Services infringes any patent, trademark, trade secret, copyright or other intellectual property right of any person or entity. SBCL and ACTAMED shall defend or settle, each at its own expense, any and all suits, actions, proceedings or claims against the other party charging that the use, copying, modification, disclosure or distribution of any part of the Deliverables or Documentation provided by SBCL or ACTAMED, as the case may be, infringes any patent, trademark, trade secret, copyright or other intellectual property right of any person or entity not a party hereto. Each party will pay actual costs of the other party, including all legal fees and any damages awarded in any such suit or proceeding, and will indemnify and hold that other party harmless from all other liability incurred in connection with such action.

           (c) SBCL and ACTAMED each agree to (i) promptly notify the other party in writing of any claim for which it is seeking indemnification; (ii) at the other party's request and expense, give assistance reasonably required for the defense of any such claim; and (iii) give the other party control of the defense and/or settlement of such claim; PROVIDED, HOWEVER, that the other party may participate in such defense and/or settlement at its option and expense.

           (d) If any part of the Services or Deliverables is or is likely to become the subject of such a suit, action or claim, at no expense to the other party, SBCL or ACTAMED may: (i) obtain sufficient rights to allow the other party to use the Services or Deliverables as contemplated hereunder; or (ii) substitute non-infringing services or deliverables acceptable to the other party and substantially similar to the Services and Deliverables described in the SOW. Any such replacement services and deliverables shall be subject to all of the terms and conditions of this Agreement, including without limitation, the foregoing indemnification provisions.

     6.5 SURVIVAL. The provisions of this Section shall survive the termination of this Agreement.


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                                     ARTICLE VII
                                 TERM AND TERMINATION

     7.1 TERM. This Agreement shall commence on the date hereof and shall remain in force for a period of [*] unless sooner terminated as provided herein; PROVIDED, HOWEVER, this Agreement shall remain in effect with respect to any Statements of Work already issued hereunder at the time of such termination until such Statements of Work are themselves terminated and/or performance thereunder is completed.

     7.2 TERMINATION OF SOWS. SBCL may terminate any or all SOWs outstanding, or any portion thereof, upon fifteen (15) business days' written notice in the event that SBCL reasonably determines that ActaMed has failed to meet any of the milestone dates for completing a phase of work, as set forth in the project plan for the applicable SOW; provided however, that SBCL acknowledges that ActaMed's timely performance may be dependent upon SBCL's timely performance, and therefore SBCL may not so terminate if ActaMed's failure to meet a milestone date is (i) the result of SBCL's failure to timely perform, or (ii) because the parties are still engaged in the testing and acceptance process for that milestone. Upon receipt of notice of such termination, ACTAMED shall inform SBCL of the extent to which performance has been completed through such date, and collect and deliver to SBCL whatever work product then exists in the manner prescribed by SBCL. Subject to Section 4.2(c), ACTAMED shall be paid for all work performed and accepted through the date of termination, provided that such payment shall not be greater than the payment that would have become due if the work had been completed. ACTAMED may not terminate any SOW once ACTAMED has entered into such SOW.

     7.3 TERMINATION OF AGREEMENT. SBCL or ACTAMED may terminate this Agreement for cause, as provided below, upon [*] prior written notice. SBCL and ACTAMED may terminate this Agreement or any SOW at any time upon mutually written agreement. This Agreement shall continue to remain in effect with respect to any SOW already issued hereunder until such SOW is itself terminated and/or performance thereunder is completed.

     7.4 TERMINATION IN THE EVENT OF BREACH. In the event of any material breach of this Agreement or a SOW by either party, the other party may terminate this Agreement or the applicable SOW without waiving any remedies or rights available to such other party at law or in equity. Such termination shall be in writing upon at least [*] prior written notice to the party in breach specifying the nature of the breach. The party in breach shall have the opportunity to cure such breach during such [*] period. If the breach has been cured by the end of such period, this Agreement and the applicable SOW will not terminate.

     7.5 INSOLVENCY. Either party may immediately terminate this Agreement if the other party is declared insolvent or bankrupt; the property of the other party is assigned for the benefit of creditors, levied upon under execution, or seized by virtue of any writ of any court of law; a petition for declaration of bankruptcy or reorganization is filed against the other party in any court and not dismissed in ninety (90) days; or a trustee or receiver is appointed for the other party. In the event of any such insolvency or bankruptcy, all licenses granted hereunder shall be considered licenses to


[*] Confidential Treatment Requested
intellectual property, and SBCL shall be entitled to retain the licenses granted herein, subject to ACTAMED's right to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal of the confidentiality obligations under this Agreement, and that Confidential Information received from the other party under this Agreement remains the property of the other party. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's Confidential Information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

     7.6 CONSEQUENCES OF TERMINATION. Upon termination of this Agreement, ACTAMED shall:

           (a) immediately cease work as provided in the notice of termination, and shall cease to represent itself as providing services to SBCL; and

           (b) deliver to SBCL (i) a report describing the current state of the Services and Deliverables to be provided by ACTAMED under this Agreement and any applicable SOWs at the date of termination; (ii) all SBCL Confidential Information in its possession; and (iii) all work product, Software, materials and Documentation related to the Services and Deliverables in whatever state of development they may exist on the date of termination.

                                     ARTICLE VIII
                                    MISCELLANEOUS

     8.1 FORCE MAJEURE. Each party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; PROVIDED that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

     8.2 NO AGENCY. ACTAMED, in rendering performance under this Agreement and any SOW, is acting solely as an independent contractor. SBCL does not undertake by this Agreement or otherwise to perform any obligation of ACTAMED, whether by regulation or contract. In no way is ACTAMED to be construed as the agent or to be acting as the agent of SBCL in any respect. ACTAMED has the sole obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be carried out by ACTAMED hereunder.

     8.3 NO WAIVER. No delay or omission by either party to exercise any right arising upon any noncompliance with, or breach of, any covenant, condition or agreement to be performed by the other party shall impair any such right or be construed to be a waiver thereof. A waiver by either of the parties hereto of any noncompliance with, or breach of, any covenant, condition or agreement to be performed by the other party must be in writing and signed by both parties. No waiver of any right upon any one occurrence of noncompliance or breach shall be construed to be a waiver of any succeeding noncompliance or breach. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

     8.4 SEVERABILITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

     8.5 NOTICES. If one party is required or desires to give notice to the other, such notice shall be deemed given if mailed by U.S. mail, first class, postage prepaid, or via a nationally recognized overnight carrier, with all freight charges prepaid, and addressed as follows (or as subsequently noticed to the other party):

If to SBCL:

SmithKline Beecham Clinical Laboratories, Inc.
1201 S. Collegeville Road
Collegeville, PA  19426
ATTN: [*]
      ----------------------------

If to ACTAMED:

ActaMed Corporation
7000 Central Parkway
Suite 600
Atlanta, GA  30328
ATTN: Mike Hoover
      ----------------------------

     8.6 ASSIGNMENT. SBCL may assign all of its rights and obligations under this Agreement, SOWs or any license granted hereunder to any Affiliate, or to any corporation or other entity pursuant to a merger, consolidation, or other reorganization. SBCL agrees to notify ACTAMED of any such assignment, in writing, specifying the name and address of the other entity. ACTAMED may not, without the prior written consent of SBCL, assign or transfer this Agreement or any right or obligation hereunder, and any attempt to do so in contravention of this Section 8.6 shall be void and of no force and effect.

     8.7 GOVERNING LAW; INTERPRETATION. This Agreement and all SOWs shall be construed, interpreted and enforced under the laws of the Commonwealth of Pennsylvania, excluding its provisions regarding conflicts of law. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.


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                                         -14-

     8.8 ENTIRE AGREEMENT. This Agreement, the SOWs issued from time to time hereunder and the schedules and exhibits attached hereto or thereto, constitute the entire agreement concerning the subject matter covered herein and supersede all prior oral or written agreements, understandings and promises relating thereto. This Agreement may not be modified or amended except by an instrument in writing declared to be an amendment hereto and executed by both parties. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the manner appropriate to each as of the day and year first above written.

ACTAMED CORPORATION                SMITHKLINE BEECHAM CLINICAL
                                   LABORATORIES, INC.


By: /s/                            By: /s/
    ------------------------           --------------------------------
      Mike Hoover                        Rich Davis
      President                          Vice President
                                         Information Resources


Dated:   10/31/97                  Dated:   10/30/97
       ---------------------              -----------------------------

                                      EXHIBIT A

                                  STATEMENT OF WORK

     This is a Statement of Work entered into on this 31st day of October, 1997, between SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation with offices located at 1201 S. Collegeville Road, Collegeville, PA 19426 ("SBCL"), and ActaMed Corporation, a Georgia corporation with offices located at 7000 Central Parkway, Suite 600, Atlanta, GA 30328 ("ACTAMED"), under the Development Agreement, dated as of October 31, 1997.

1.   PROJECT MANAGERS:

     for SB:             [*]
                         1201 So. Collegeville Rd.
                         Collegeville, PA 19426
                         VOICE:  [*]
                         FAX:    [*]
                         E-MAIL:  [*]

     for ACTAMED:        [*]
                         7000 Central Parkway
                         Suite 600
                         Atlanta, Georgia 30328
                         VOICE:  [*]
                         FAX:    [*]
                         E-MAIL:  [*]

2.   GENERAL DESCRIPTION OF PROJECT:

     ACTAMED will "port" the SBCL Scan system to its ActaLink architecture, substantially re-engineering the system by re-writing most if not all of the source code, thereby creating a new product, "ACTALAB," which incorporates all of the requirements and functionality [*] of SBCL SCAN as depicted by the actual SBCL SCAN system and its associated documentation.

     This re-engineering will also incorporate ActaLink architecture, functionality and components as appropriate to create a fully integrated product that benefits from the functionality of the ActaLink product. This will include functionality to perform an eligibility check at the time of order entry and to associate the resulting billing and eligibility information with each order for all payers available to ACTAMED.

     A complete description and overview of the project is provided as Attachment 1 to this Statement of Work, which includes:


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                                         -16-

     -     Description of Specifications
     -     Description of Deliverables
     -     Description and Location of Services
     -     Project Schedule and Resources
     -     Testing procedures and Acceptance Criteria

3.   PAYMENT SCHEDULE

     For the Services and Deliverables to be provided hereunder, SBCL will pay ACTAMED the aggregate sum of [*] in accordance with the following schedule. The payment for each Deliverable shown below is due within [*] of receipt of the corresponding sign-off from SBCL, as set forth in more detail in Attachment 1, Section 5. The amount payable to ACTAMED by SBCL under this SOW is based on the estimates outlined in Attachment 2.

     % OF TOTAL          AMOUNT           DELIVERABLE/MILESTONE
     ----------          ------           ---------------------
      [*]                [*]              [*]

      [*]                [*]              [*]

      [*]                [*]              [*]

      [*]                [*]              [*]

      [*]                [*]              [*]


ACTAMED CORPORATION                SMITHKLINE BEECHAM CLINICAL
                                   LABORATORIES, INC.


By:   /s/                          By:   /s/
    ------------------------           --------------------------------
      Mike Hoover                        Rich Davis
      President                          Vice President
                                         Information Resources

Dated:   10/31/97                  Dated:   10/30/97
       ---------------------              -----------------------------




[*] Confidential Treatment Requested

                           AMENDMENT TO DEVELOPMENT AGREEMENT

SBCL and ActaMed hereby agree this 31st day of December, 1997, to amend their Development Agreement October 31, 1997, as set forth herein as of the effective dates set forth herein.

     1. Effective as of the date of the Development Agreement, Article I of the Development Agreement is hereby amended to include the following additional or revised definitions:

          "ActaLab Software" has the meaning ascribed to it by the License Agreement.

          "Deliverable" means all Software, Documentation and other materials developed by ActaMed under this Agreement and described in a Statement of Work.

          "License Agreement" means that certain License Agreement between SBCL and ActaMed dated December 31, 1997.

          "SBCL Software" has the meaning ascribed to it by the License
     Agreement.

          "SOW No. 1" shall mean the Statement of Work dated October 31, 1997.

     2.   The second "Whereas" clause is hereby deleted.

     3. The fourth "Whereas" clause is hereby revised to delete the words "to SBCL."

     4. Section 5.1(a) of the Development Agreement is hereby revised as of the date of the Development Agreement to read as follows:

                  (a)     the parties hereby acknowledge and agree that:

                          (i) The Deliverables under SOW No. 1 do not constitute modifications or enhancements to the SBCL Software, but instead constitute a new Windows- and JAVA-based product which will be used in conjunction with and/or will be integrated into ActaMed's ProviderLink software. All Deliverables (including but not limited to, the ActaLab Software) under SOW No. 1, and all intellectual property rights (including but not limited to copyrights and all renewals and extensions thereof) in such Deliverables, shall be owned solely and exclusively by ActaMed. Subject to the provisions of Section 5(a)(iv) hereof, SBCL hereby grants, transfers and assigns all of its right, title and interest in such Deliverables, including patents, copyrights, trade secrets and other intellectual property developed or acquired in the course of creating such Deliverables, to ActaMed and ActaMed shall have the right to obtain and hold in its own name copyrights, patents, registrations and similar protections which may be available with respect to such Deliverables.

                          (ii) The parties contemplate that additional SOWs may be entered into from time to time for the purpose of enhancing, modifying or upgrading the ActaLab Software (an "ActaLab SOW"). All Deliverables under an ActaLab SOW and all intellectual property rights (including but not limited to copyrights and all renewals and extensions thereof) in such Deliverables, shall be owned solely and exclusively by ActaMed. Subject to the provisions of Section 5(a)(iv) hereof, SBCL hereby grants, transfers and assigns all of its right, title and interest in such Deliverables, including patents, copyrights, trade secrets and other intellectual property developed or acquired in the course of creating such Deliverables, to ActaMed and ActaMed shall have the right to obtain and hold in its own name copyrights, patents, registrations and similar protections which may be available with respect to such Deliverables.

                          (iii) The parties contemplate that additional SOWs may be entered into from time to time for the purpose of enhancing, modifying or upgrading the SBCL Software (a "SCAN Development SOW"). Ownership of any Deliverables under a SCAN Development SOW, and ownership of any intellectual property rights therein (including but not limited to copyrights and all renewals and extensions thereof). shall be governed in all respects by Article 3 of the License Agreement. Subject to the provisions of Section 5(a)(iv) hereof, ActaMed hereby grants, transfers and assigns all of its right, title and interest in such Deliverables, including patents, copyrights, trade secrets and other intellectual property developed or acquired in the course of creating such Deliverables, to SBCL.

                          (iv)   Nothing in this Section 5(a) shall be
     construed to transfer to ActaMed, or otherwise divest SBCL of SBCL's ownership of, the SBCL Software and, subject to the licenses granted by the License Agreement, SBCL (as between SBCL and actaMed) shall be the sole owner of the patents, copyrights, trade secrets and other intellectual property rights therein. Nothing in this Section 5(a) shall be construed to transfer to SBCL, or otherwise divest ActaMed of ActaMed's ownership of, any software or work of authorship owned by ActaMed as of the effective date of the Development Agreement and, subject to the licenses granted by the License Agreement, ActaMed (as between SBCL and ActaMed) shall be the sole owner of any patent, copyright, trade secret right or other intellectual property right therein.

                          (v) Any Statement of Work, by mutual agreement of the parties, may include limitations and restrictions on ActaMed's use of the applicable

Deliverables in support of laboratory testing services of commercial laboratories other than SBCL.

     6. Sections 5.1(d) and (e) and Section 5.2(a) as of the date of this Amendment are hereby deleted from the Development Agreement.

     7. In the event of conflict between the Development Agreement and the License Agreement, the License Agreement shall control.

     9. Except as expressly set forth herein, the Development Agreement shall continue in full force and effect as originally executed by the parties.

     10. Nothing in this Agreement shall be construed to modify or change in any respect the ownership and use rights with respect to Exclusive Developments (as defined in the Services Agreement between SBCL and ActaMed dated the date hereof) pursuant to the License Agreement and Section V of said Services Agreement.

          In witness whereof, the parties have caused this Amendment to be signed this 31st day of December, 1997.


SMITHKLINE BEECHAM CLINICAL                     ACTAMED CORPORATION
LABORATORIES, INC.

BY: /s/ John B. Okkenele Jr.                    BY: /s/ Michael K. Hoover
   ----------------------------                    ---------------------------
NAME: John B. Okkenele Jr.                      NAME: Michael K. Hoover
      -------------------------                       ------------------------
TITLE:      President                           TITLE:    President
       ------------------------                        -----------------------
DATE:       12-31-97                            DATE:     12-31-97
       ------------------------                        -----------------------

                                     3